UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

United Fire Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

______________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)
Pursuant to the mandatory retirement provisions of the bylaws of United Fire Group, Inc. ("United Fire"), at the Board of Directors meeting held on Friday, February 24, 2012, Mr. Frank S. Wilkinson announced his retirement from the Board of Directors effective at the next Annual Meeting of shareholders scheduled for May 16, 2012. Jack Evans, Chairman of the Board of Directors noted that, “Frank's service and leadership on our Board of Directors has been invaluable.  For several years he has served as chairman of our Compensation Committee where he worked diligently to modernize both our compensation programs and our public disclosures.  His thoughtful insight and leadership will be truly missed.”

(c)	Not applicable.

(d)
At the United Fire Board of Directors meeting held on Friday, February 24, 2012, the Board of Directors increased the number of directors that constitute the Board of Directors from 12 to 13 and appointed Michael W. Phillips to the Board of Directors. Mr. Phillips is the founder and president of Investors' Actuarial Services, LLC., a consulting firm based in Timonium, Maryland that provides actuarial services to institutional investors. He is also an adjunct professor at the Notre Dame of Maryland University in Baltimore, Maryland, where he teaches graduate-level finance classes. Mr. Phillips has significant insurance industry experience, having served from 2005 to 2010 as Vice President and sell-side equity analyst covering small- and mid-cap insurers in the Baltimore, Maryland office of Stifel, Nicolaus & Co., Inc., a full-service regional brokerage and investment banking firm headquartered in St. Louis, Missouri. Mr. Phillips will serve on the Compensation Committee and Risk Management Committee of United Fire's Board of Directors. Mr. Phillips will stand for reelection to the Board of Directors at the next Annual Meeting of United Fire shareholders scheduled for May 16, 2012. A copy of the press release announcing Mr. Phillips appointment to the Board of Directors is filed herewith.

(e)	Not applicable.

(f)	Not applicable.

Item 9.01. Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits.

The following exhibits are furnished herewith

Exhibit 99.1	Press release, dated February 28, 2012, announcing appointment of Michael W. Phillips to the Board of Directors.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FIRE GROUP, INC.

Date: February 28, 2012	By:	/s/ Randy A. Ramlo
Name: Randy A. Ramlo
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release, dated February 28, 2012, announcing appointment of Michael W. Phillips to the Board of Directors.

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